EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 of U.S. Rare Earth Minerals, Inc. as to our report dated April 12, 2013, with respect to the consolidated balance sheet of U.S. Rare Earth Minerals, Inc. (formerly U.S. Natural Nutrients and Minerals, Inc.) as of December 31, 2012 and related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended.

Paritz & Company, P.A. Hackensack, N.J. April 18, 2013